As filed with the Securities and Exchange Commission on October 27, 1995

                                                    Registration Number 33-60347
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                               OMNICOM GROUP INC.

               (Exact Name of Registrant as Specified in Charter)

           New York                         7311                     13-1514814
(State or other jurisdiction of       (Primary Standard            (IRS Employer
 incorporation or organization)    Industrial Classification         Ident. No.)
                                         Code Number)

                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             BARRY J. WAGNER, ESQ.
                                   Secretary
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                   Copies to:
                            MICHAEL D. DITZIAN, ESQ.
                                 Davis & Gilbert
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4800
================================================================================

     This Amendment is filed by the registrant, Omnicom Group Inc. ("Omnicom") to remove from registration shares of Omnicom Common Stock, par value $.50 per share (the "Common Stock").

     Initially, 1,000,000 shares of Common Stock were registered in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated June 15, 1995, among Omnicom, RRC Acquisition Inc. ("RRC") and Ross Roy Communications, Inc. ("Ross Roy") pursuant to which RRC was merged with and into Ross Roy and Ross Roy was the surviving corporation in the Merger. On August 31, 1995, the transaction was approved by Ross Roy's stockholders and the transaction was consummated.

     A total of 859,634 shares of Common Stock were issued in connection with this transaction. Accordingly, 140,366 shares of Common Stock are hereby removed from registration.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

                                  OMNICOM GROUP INC.

Date: October 27, 1995            By: /s/  Bruce Crawford
                                      --------------------
                                            Bruce Crawford
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has been signed below by the following persons in the capacities and on the dates indicated:



                       Signature                                    Title                              Date
                       ---------                                    -----                              ----
                /S/ Bruce Crawford
--------------------------------------------------           President and Chief                   October 27, 1995
                  (Bruce Crawford)                     Executive Officer and Director

                /S/ Fred J. Meyer
--------------------------------------------------        Chief Financial Officer                  October 27, 1995
                  (Fred J. Meyer)                              and Director

                /S/ Dale A. Adams
--------------------------------------------------           Controller (Principal                 October 27, 1995
                  (Dale A. Adams)                             Accounting Officer)

              /S/ Bernard Brochand*
--------------------------------------------------                 Director                        October 27, 1995
                (Bernard Brochand)

             /S/ Leonard S. Coleman, Jr.*
--------------------------------------------------                 Director                        October 27, 1995
             (Leonard S. Coleman, Jr.)

              /S/ Robert J. Callander*
--------------------------------------------------                 Director                        October 27, 1995
               (Robert J. Callander)

                /S/ James A. Cannon*
--------------------------------------------------                 Director                        October 27, 1995
                  (James A. Cannon)

                /S/ Peter I. Jones*
--------------------------------------------------                 Director                        October 27, 1995
                   (Peter I. Jones)

                /S/ John R. Purcell*
--------------------------------------------------                 Director                        October 27, 1995
                  (John R. Purcell)

               /S/ Keith L. Reinhard*
--------------------------------------------------                 Director                        October 27, 1995
                 (Keith L. Reinhard)

              /S/ Allen Rosenshine*
--------------------------------------------------                 Director                        October 27, 1995
                 (Allen Rosenshine)

                /S/ Gary L. Roubos*
--------------------------------------------------                 Director                        October 27, 1995
                  (Gary L. Roubos)

             /S/ Quentin I. Smith, Jr.*
--------------------------------------------------                 Director                        October 27, 1995
               (Quentin I. Smith, Jr.)

                /S/ Robin B. Smith*
--------------------------------------------------                 Director                        October 27, 1995
                  (Robin B. Smith)

                /S/ William G. Tragos*
--------------------------------------------------                 Director                        October 27, 1995
                 (William G. Tragos)




                /S/ John D. Wren*
--------------------------------------------------                 Director                        October 27, 1995
                   (John D. Wren)

                /S/ Egon P.S. Zehnder*
--------------------------------------------------                 Director                        October 27, 1995
                 (Egon P.S. Zehnder)


----------------

             *By Barry J. Wagner, as Attorney-in-Fact